                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           ANIXTER INTERNATIONAL INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1996

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at the Conference Center, One North Franklin Street, Chicago, Illinois on Thursday, May 9, 1996, at 10:00 a.m., for the purpose of:

     (1) electing 12 Directors;

     (2) approving the Company's 1996 Stock Incentive Plan; and

     (3) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 20, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Secretary of Anixter International Inc., Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          James E. Knox, Secretary

Chicago, Illinois
April 1, 1996

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                             TO BE HELD MAY 9, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606 (telephone 312-902-1515). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 1, 1996. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 9, 1996, at 10:00 a.m., at the Conference Center, One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the 1996 Stock Incentive Plan, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 20, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.


     As of March 20, 1996, 52,174,953 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.


     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes and the approval of 1996 Stock Incentive Plan will be determined by the affirmative vote of the majority of the shares represented at the meeting. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes, will not affect the election of directors but will in effect be counted against the approval of the 1996 Stock Incentive Plan, unless such abstention is by virtue of a "broker non-vote."

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at twelve.

     The following table sets forth the name and age as of March 20, 1996 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                            PRESENT PRINCIPAL OCCUPATION OR
                                          EMPLOYMENT; MATERIAL POSITIONS HELD
      NAME AND AGE                               DURING PAST FIVE YEARS
                           ------------------------------------------------------------------


Lord James Blyth, 55.....  Director of the Company since 1995; Deputy Chairman and Chief
                           Executive Officer since 1987 of The Boots Company, a diversified company engaged in manufacturing, retailing and real estate; A
                             Governor of London Business School; Chairman of the Prime
                             Minister's Advisory Panel on the Citizen's Charter.
Bernard F. Brennan, 57...  Director of the Company since 1988; Chairman and Chief Executive
                           Officer since 1988 and President and Chief Executive Officer from
                             1985 to 1988 of Montgomery Ward & Co., a retailer; Director of
                             ANTEC Corporation.
Rod F. Dammeyer, 55......  Director and President since 1985, and Chief Executive Officer since 1993 of the Company; President and Chief Executive Officer
                             since 1994 and director since 1992 of Great American Management and Investment, Inc., a diversified manufacturing company;
                             Managing Director of EGI Corporate Investments, Inc., a
                             diversified management and investment company, since 1996; A
                             Managing Director of the general partner of Zell/Chilmark Fund,
                             L.P. since 1995; Director of Sealy Corporation, ANTEC
                             Corporation, IMC Global Inc., Falcon Building Products, Inc.,
                             Capsure Holdings Corp., Jacor Communications, Inc., Revco D.S.,
                             Inc., and Lukens, Inc.; and Trustee of Van Kampen Merritt
                             closed-end mutual funds and series trusts.
Robert E. Fowler, Jr.,     Director of the Company since 1995; A President and Chief
  60.....................  Operating Officer of IMC Global Inc., with responsibility for that company's potash, nitrogen and consumer and professional
                             products operations, since 1996; Director and President from
                             1993 to 1996 and Chief Executive Officer from 1995 to 1996 of
                             The Vigoro Corporation, a manufacturer and distributor of
                             potash, nitrogen-based fertilizer and related products; Chief
                             Executive Officer from 1991 to 1993 of BCC Industrial Services,
                             Inc., an operational consulting company; Director of Allistra
                             Corporation and Manville Corporation.
Robert W. Grubbs Jr.,      President and Chief Executive Officer of Anixter Inc., a
  39.....................  subsidiary of the Company, since 1994; President Anixter U.S.A.
                             from 1993 to 1994; Executive Vice President, Sales and Marketing
                             of Anixter from 1992 to 1993; Senior Vice President Southeastern
                             Group of Anixter from 1989 to 1992.
F. Philip Handy, 51......  Director of the Company since 1986; President of Winter Park
                           Capital Company, a private investment firm, since 1980; Director of Great American Management and Investment, Inc., Banca
                             Quadrum, S.A., and Jacor Communications, Inc.

                                            PRESENT PRINCIPAL OCCUPATION OR
                                          EMPLOYMENT; MATERIAL POSITIONS HELD
      NAME AND AGE                               DURING PAST FIVE YEARS
                           ------------------------------------------------------------------


Melvyn N. Klein, 54......  Director of the Company since 1985; Owner and President of JAKK
                           Holding Corporation, which is a General Partner of the investment partnership GKH Partners, L.P., since 1987; Attorney and
                             counselor-at-law since 1968; A founder and principal of Questor
                             Partners Fund, L.P. since 1995; Director of Santa Fe Energy
                             Resources, Inc., Savoy Pictures Entertainment, Inc. and Bayou
                             Steel Corporation.
John R. Petty, 65........  Director of the Company since 1988; Chairman of Nippon Credit
                           Trust Company, a bank, since 1990; Private investor since 1988;
                             Chairman and Chief Executive Officer of Marine Midland Banks,
                             Inc. from 1983 to 1988; Director of ANTEC Corporation.
Sheli Z. Rosenberg, 54...  Director of the Company since 1990; President of the law firm
                           Rosenberg & Liebentritt, P.C.; President and Chief Executive
                             Officer since 1994 of Equity Group Investments, Inc. and its subsidiary Equity Financial and Management Company, both real estate investment firms, and executive officer and director for more than the past five years of these companies; Director of
                             Great American Management and Investment, Inc., Capsure Holdings
                             Corp., Sealy Corporation, Falcon Building Products, Inc.,
                             American Classic Voyages Co., Revco D.S., Inc., Jacor
                             Communications, Inc. and CFI Industries, Inc.; Trustee of Equity
                             Residential Properties Trust; Executive officer and director until October 4, 1991 of Madison Management Group, Inc. which filed a petition under the Federal bankruptcy laws in November
                             1991; Vice President of First Capital Benefit Administrators,
                             Inc. which filed a petition under the federal bankruptcy laws in
                             January 1995.
Stuart M. Sloan, 52......  Director of the Company since 1994; Chairman since 1986 and Chief
                           Executive Officer since 1991 of Quality Food Centers, Inc., a supermarket chain; Chief Executive Officer from 1987 to 1991 and
                             Chairman from 1990 to 1992 of Egghead, Inc., a personal computer software reseller; A Principal since 1984 of Sloan Capital
                             Companies, a private investment company.
Thomas C. Theobald, 59...  Director of the Company since 1995; Managing Director of William
                           Blair Capital Partners, L.L.C. since 1994; Chairman and Chief
                             Executive Officer from 1987 to 1994 of Continental Bank
                             Corporation; Trustee of Mutual Life Insurance Company of New
                             York; Director of Enron Global Power and Pipelines, L.L.C.,
                             Peregrine Asia Growth Fund and Xerox Corporation.
Samuel Zell, 54..........  Director since 1984, Chairman of the Board of Directors since
                           1985, and Chief Executive Officer from 1985 to 1993 of the
                             Company; Chairman of the Board for more than the past five years and President from 1990 to 1994 of Great American Management and
                             Investment, Inc., a diversified manufacturing company, and
                             Equity Group Investments, Inc. and its subsidiary Equity
                             Financial and Management Company, both real estate investment firms; Chairman of the Board and Chief Executive Officer since
                             1987 of Capsure Holdings Corp.; Chairman of the Board of
                             Directors and Chief Executive Officer since 1995 of Manufactured
                             Home Communities, Inc.; Chairman or Co-Chairman of the Board of
                             Directors of Falcon Building Products, Inc., Revco D.S., Inc.
                             and American Classic Voyages Co.; Director of Jacor
                             Communications, Inc., Sealy Corporation and; Quality Food
                             Centers, Inc.; Chairman of The Trustees of Equity Residential
                             Properties Trust; Executive officer and director until October
                             4, 1991 of Madison Management Group, Inc. which filed a petition under the Federal bankruptcy laws in November 1991.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chairman), Handy and Theobald, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held four meetings in 1995.

     The Compensation Committee, currently consisting of Messrs. Brennan (Chairman) and Sloan; Lord Blyth and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held three meetings in 1995.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 1995.

     The Board of Directors held five meetings in 1995. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                        COMPENSATION AWARDS
                                                                    ---------------------------
                                        ANNUAL COMPENSATION         RESTRICTED       SECURITIES
                                    ----------------------------      STOCK          UNDERLYING        ALL OTHER
              NAME &                        SALARY       BONUS        AWARDS          OPTIONS         COMPENSATION
        PRINCIPAL POSITION          YEAR      ($)         ($)          ($)              (#)               ($)
- ----------------------------------  -----   -------     --------    ----------       ----------       ------------
Rod Dammeyer......................   1995   395,000(1)   343,950                                          54,332(4)
  President & Chief                  1994   630,500      656,250     2,520,000(2)      300,000           114,890
  Executive Officer                  1993   685,750(1)   675,000                                          99,324
Robert W. Grubbs..................   1995   300,000      313,200                        25,000(3)
  President & Chief Executive        1994   275,000      220,000                        45,000(3)          1,688
  Officer -- Anixter Inc.            1993   150,000      185,000                        43,500(3)
James E. Knox.....................   1995   340,000                                                       29,136(4)
  Sr. V.P. Gen.                      1994   320,000                                     60,000            56,581
  Counsel & Sec.                     1993   309,000                                                       78,924
Dennis J. Letham..................   1995   240,000      227,700                        11,000(3)          1,988
  Senior Vice President -- Finance   1994   225,000      208,000                        33,000(3)          1,688
  of the Company and Anixter Inc.    1993   159,000       85,000                        35,000(3)
Samuel Zell.......................   1995   200,000      139,300                                          53,468(4)
  Chairman                           1994   250,000      210,000     2,520,000(2)                         53,239
                                     1993   350,000      262,500                                          53,042

- ---------------
1. Salary shown for 1993 and 1994 includes $10,750 and $5,500, respectively, paid by ANTEC Corporation, during period ending May 26, 1994 it was 53% owned by the Company, for Mr. Dammeyer's services as a director of ANTEC.


2. Value of 140,000 shares of Common Stock on date of grant, January 25, 1995, awarded for role in the sale of the Company's interest in Railcar Trust No. 1992-1 over the period 1993-94. The shares vest each December 31 beginning December 31, 1995 to the extent that they can vest without causing the application of the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code provided that any shares not vested by the third anniversary of the grant shall be vested at that time. Subject to forfeiture for nonvesting, grantee will be entitled to any dividends declared on the Company's stock. At the end of 1995, there were 107,368 unvested shares with a value of $1,999,729 and 108,108 unvested shares with a value of $2,013,512 in the case of Messrs. Dammeyer and Zell, respectively.


3. These options are for common stock of Anixter Inc., a subsidiary of the Company.

4. Includes contributions to employee savings plan of $1,988 each on behalf of Messrs. Dammeyer, Knox and Letham. Includes premiums (less amounts reimbursed by insured) paid by the Company on split-dollar life insurance policies which will be awarded to the insured upon their retirement or earlier in certain circumstances of $52,344, $27,148 and $53,468 on behalf of Messrs. Dammeyer, Knox and Zell, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS(1)
                                -------------------------
                                NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                SECURITIES     OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                                UNDERLYING    GRANTED TO                               PRICE APPRECIATION FOR OPTION
                                 OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE                 TERM(2)
                                 GRANTED        FISCAL      BASE PRICE        OF       -----------------------------
             NAME                  (#)           YEAR         ($/SH)      EXPIRATION      5%($)            10%($)
- ------------------------------- ----------   ------------   -----------   ----------   ------------     ------------
Robert W. Grubbs...............   25,000       6.7%            14.50        1/1/02        147,500          344,000
Dennis J. Letham...............   11,000       2.9%            14.50        1/1/02         64,900          151,360

- ---------------
(1) These options are for shares of Anixter Inc. One-third of options become exercisable on each anniversary of grant, beginning January 1, 1997.

(2) These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE


                                                                                             VALUE OF
                                                              NUMBER OF SECURITIES         UNEXERCISED
                                                                   UNDERLYING              IN-THE-MONEY
                                                              UNEXERCISED OPTIONS           OPTIONS AT
                                  SHARES          VALUE           AT FY-END(#)              FY-END($)
                               ACQUIRED ON       REALIZED         EXERCISABLE/             EXERCISABLE/
           NAME                EXERCISE(#)         ($)           UNEXERCISABLE            UNEXERCISABLE
- ---------------------------    ------------     ----------    --------------------     --------------------
Rod Dammeyer...............       279,868        2,144,458         273,332/100,000        1,872,079/431,250
Robert W. Grubbs(1)........             0                0           34,166/79,334          886,797/968,488
James Knox.................        32,052          535,449          356,000/20,000         3,015,000/86,250
Dennis J. Letham(1)........             0                0           11,666/67,334          174,900/870,310
Samuel Zell................        52,000          423,263                81,334/0                773,690/0


- ---------------
(1) These options are for shares of Anixter Inc. and values include cash obtainable from previous phantom options upon exercise of these options.

                               PENSION PLAN TABLE

                                                ESTIMATED ANNUAL BENEFITS
                                           FOR MESSRS. DAMMEYER, KNOX AND ZELL
REMUNERATION                                        YEARS OF SERVICE
  ON WHICH       ---------------------------------------------------------------------------------------
BENEFITS ARE
   BASED             5           10           15           20           25           30           35
- ------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------
 $  400,000       $ 66,667     $133,333     $200,000     $200,000     $200,000     $200,000     $200,000
    600,000        100,000      200,000      300,000      300,000      300,000      300,000      300,000
    800,000        133,333      266,667      400,000      400,000      400,000      400,000      400,000
  1,000,000        166,667      333,333      500,000      500,000      500,000      500,000      500,000
  1,200,000        200,000      400,000      600,000      600,000      600,000      600,000      600,000

     Above amounts are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under the Company's funded and unfunded defined benefit pension plans for Messrs. Dammeyer, Knox and Zell. Mr. Zell has eleven years and Messrs. Dammeyer and Knox have ten years of service. It has been agreed that Mr. Knox's period of service will be increased by two years if his position is eliminated or he retires after age 60 or in certain other limited circumstances. Contingent severance compensation payable to Mr. Knox upon his retirement after age 60, or earlier in certain circumstances, is not included in the above amounts. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Remuneration for purposes of the above table is based on one-third of highest salary and bonus paid during any 36 consecutive month period within 5 years of termination of service, except in Mr. Knox's case it has been agreed that such compensation for any period after October 1992 shall be deemed to be at $600,000 per year and in Mr. Dammeyer's case that his remuneration shall be deemed to be $1,100,000. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1995 will be the salary shown in the summary compensation table for 1995 and the bonus shown in that table for 1994.

                                               ESTIMATED ANNUAL BENEFITS
                                             FOR MESSRS. GRUBBS AND LETHAM
REMUNERATION
  ON WHICH                                         YEARS OF SERVICE
BENEFITS ARE     -------------------------------------------------------------------------------------
   BASED            5           10           15           20           25           30           35
- ------------     -------     --------     --------     --------     --------     --------     --------
  $400,000       $25,000     $ 50,000     $ 75,000     $100,000     $125,000     $150,000     $150,000
   500,000        31,000       63,000       95,000      127,000      159,000      190,000      190,000
   600,000        38,000       76,000      114,000      153,000      191,000      229,000      229,000
   700,000        45,000       89,000      134,000      179,000      223,000      268,000      268,000
   800,000        51,000      102,000      153,000      205,000      256,000      307,000      307,000

     Above amounts are annual straight-line annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs and Letham, who have 18 and 3 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1995 will be the salary shown in the summary compensation table for 1995 and the bonus shown in that table for 1994.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $18,000 plus fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. In 1995 and prior years each non-employee director was granted on August 1 an option to purchase 10,000 shares of Common Stock for the average closing price for the ten trading days preceding the date of grant. Future stock grants will be made pursuant to the new plan described in "Proposal 1 -- Approval of 1996 Stock Incentive Plan," or pursuant to a replacement for the current directors stock option plan which has essentially been exhausted. Prior to commencement of these options grants in 1991, directors were granted similar warrants. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these warrants.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dammeyer is employed pursuant to a contract which provides for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. The agreement provides for an annual salary of $395,000 in 1995 and $325,000 thereafter, annual incentive awards of 50% to 112.5% of salary, with a target of 75% of salary, such long-term incentives as the Compensation Committee in its good faith judgment shall grant, and long-term disability and life insurance coverage based on a deemed salary of $625,000 per year. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the agreement or should thereafter terminate for any reason, he would be vested in his pension and life insurance policy benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     The Company and Mr. Knox have an agreement that if his employment is terminated by the Company he will be paid compensation equal to two years at the rate of his target compensation at the time of the agreement ($495,000 per year) plus an amount equivalent to interest on that sum at a rate equal to the Company's average cost of borrowed funds, will be provided medical and term life insurance benefits for this period, and will be vested in his pension and life insurance policy benefits and his stock options, and will be provided an extended period for the exercise of those options. A reduction in Mr. Knox's salary in certain circumstances or his retirement after age 60 will trigger these benefits as well. Mr. Knox is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Messrs. Dammeyer, Knox and Zell. See "Executive Compensation--Pension Plan Table" for this and other contractual provisions relating to pensions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Bernard Brennan, Chairman of the Committee, and Sheli Rosenberg were members of the Compensation Committee of the Board of Directors throughout 1995. In May 1995 Lord James Blyth and Stuart Sloan replaced F. Philip Handy on the Committee.

     Information about transactions between the Company and affiliates or associates of Mrs. Rosenberg is set forth below.


     In 1995, the following relationships existed: Rod Dammeyer, President and Chief Executive Officer of the Company, was a member of the Compensation Committee of the Board of Directors of Capsure Holdings Corp., and Samuel Zell, Chairman of the Company, was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committees of the Board of Directors of Eagle Industries, Inc., and Falcon Buildings Products, Inc and Mr. Zell was a director and executive officer of those companies; Mr. Zell was a director of American Classic Voyages Co., and Mrs. Rosenberg was a director and executive officer of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of Quality Food Centers, Inc. and Mr. Sloan was an executive officer and director of that company; and Mr. Zell and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg, Mr. Dammeyer and/or Mr. Zell.



     The Company rents office space under leases expiring as late as 1998 from, and shares certain services with, affiliates or associates of Mr. Zell and Mrs. Rosenberg. The net amounts paid by the Company in 1995 for these matters were $2,694,000 for rent and improvements and $164,000 for other services. The Company believes that these transactions and allocations (which are based on usage) were at market rates or below.


     As part of its ongoing program to repurchase its shares, the Company has purchased and is continuing to purchase shares of its Common Stock from affiliates of Mr. Zell and Mrs. Rosenberg. In July 1995, the Company purchased 2,500,000 shares at $18 a share from these affiliates and agreed to purchase from these affiliates an additional 1,300,000 shares in 1996 at the same price plus 6.5% per annum. This price was below the then market price for shares of Common Stock. Other purchases from these affiliates have been and will be at market or the average price paid by the Company for shares purchased in the public market that day and are proportional in amount to the shares being purchased from others at that time. A total of 3,312,000 shares were purchased from these affiliates in 1995 for a total of $59,240,937.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. While the Committee has from time to time reviewed the compensation practices of public companies (of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph"), the determination that current compensation of executive officers is consistent with this policy is subjective.


     The 1995 salary and bonus opportunity for the Chief Executive Officer were set by his employment agreement entered into at the beginning of 1995. His agreed salary was $395,000. (This was changed in 1996 to $325,000.) His agreed bonus opportunity was 50% to 112.5% of base salary, with a target of 75%. The Committee determined at the beginning of 1995 that for 1995 this bonus would be determined 50% by the results of Anixter Inc., 20% by the results of ANTEC Corporation, and 30% by the monetization of specified assets. The components based on Anixter's and ANTEC's results provided for achievement of target upon reaching budgeted operating earnings, pretax earnings and return on capital. These subcomponents were weighted equally. The component based on monetization of assets provided for achievement of target upon achieving a specified sum.


     The Chief Executive Officer was awarded an incentive award of $344,000 for 1995. This represents 116% of his target bonus of 75% of his base salary. This award was attributable to the Anixter and asset monetization financial objectives being exceeded.


     The target annual bonus opportunities for 1995 for the other executive officers (other than Mr. Knox who does not participate in the incentive awards) were set at the beginning of the year at amounts, ranging from approximately 80% of salary for the highest paid to 40 to 50% for the lowest paid, in the same manner as the other components of compensation were determined as described above. Mr. Zell's bonus opportunity and achievement were determined in the same manner as the Chief Executive Officer's. A portion of the bonus opportunities of the other executive officers, ranging from 80% for the highest paid to 50% for the lowest paid, was determined by the achievement by Anixter Inc. of specified operating earnings and return on capital goals set at the beginning of the year. (60 to 70% of these amounts were determined by operating earnings and the balance by return on capital.) The balance of their bonuses was dependent on the achievement of specified qualitative goals. Because each of the financial objectives was exceeded, and, in the subjective opinion of the Committee, the qualitative goals as a whole were fulfilled, the 1995 incentive awards to the executive officers exceeded target.


     The grants to executives of Anixter Inc. of options to purchase stock of Anixter Inc. were determined by taking a percentage of salary and dividing that amount by the value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual bonus awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner. Depending on the market value of the Common Stock and the level of their compensation on the vesting dates, a portion of the value of the restricted shares of Messrs. Dammeyer and Zell vesting in 1998 may be nondeductible because of this limitation.

Bernard F. Brennan, Chairman
Lord James Blyth
Sheli Z. Rosenberg
Stuart Sloan

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission.

     In previous years, the Company has used the S&P Miscellaneous Index for this purpose, but starting with this year, the S&P Communications Equipment Index is being used to reflect the more focused nature of the Company's business. For comparison purposes, both indexes are reflected below.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD                                          S&P MISCEL-     S & P COM.
    (FISCAL YEAR COVERED)        ANIXTER INT'L     S & P 500        LANEOUS         EQUIP.
1990                                    100.00          100.00          100.00          100.00
1991                                    196.11          130.47          126.15          154.88
1992                                    237.68          140.41          141.04          167.05
1993                                    290.94          154.56          162.32          160.71
1994                                    359.77          156.60          167.65          183.33
1995                                    387.05          214.86          200.89          274.36

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 20, 1996, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                        OPTIONS
                                                                          AND
                                                                       WARRANTS
                                                       COMMON         FOR COMMON                     PERCENT
                                                       STOCK           STOCK(2)         TOTAL        OF CLASS
                                                     ----------       -----------     ----------     --------
Name of Beneficial Owner(1)
  Lord James Blyth..................................                      10,000          10,000
  Bernard F. Brennan................................     10,000           70,000          80,000       *
  Rod F. Dammeyer...................................    238,966          273,332         512,298       *
  Robert E. Fowler, Jr..............................                      10,000          10,000       *
  F. Phillip Handy..................................     78,400(3)       100,000         178,400       *
  Melvyn N. Klein...................................     23,000(4)        90,000         113,000       *
  John R. Petty.....................................                      80,000          80,000       *
  Sheli Z. Rosenberg................................     45,286(5)        30,000          75,286(5)    *
  Stuart Sloan......................................                      10,000          10,000       *
  Thomas C. Theobald................................     11,000           10,000          21,000       *
  Samuel Zell....................................... 11,698,808(6)        81,334      11,780,142(6)   22.5 %(7)
  Robert W. Grubbs(2)...............................      1,986                            1,986       *
  James E. Knox.....................................     43,244          356,000         399,244       *
  Dennis J. Letham(2)...............................
  All directors and executive officers as a group
  including the above-named persons(2).............. 12,188,290        1,124,958      13,313,248       25  %(7)

- ---------------

 * Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) Mr. Grubbs, Mr. Letham and all directors and executive officers as a group have options exercisable within 60 days of the date of this table to purchase 40,166, 23,333 and 111,323 shares of Anixter Inc., respectively, which represent in each case less than 1% of the stock of Anixter Inc.

(3) Includes 13,400 shares held in trust for Mr. Handy's minor children and of which Mr. Handy disclaims beneficial ownership.

(4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) Mrs. Rosenberg is a co-trustee of the trust described in "Security Ownership of Principal Stockholders" below and by reason thereof may be deemed to be the beneficial owner of 124,832 shares of Common Stock held by that trust and of the Common Stock held by the partnerships described in note (6) below of which that trust is one of two general partners or managing general partner. Mrs. Rosenberg disclaims any beneficial ownership of the shares of Common Stock held by such trust and its partnerships.

(6) All but 140,000 of the shares of Common Stock shown in this table are owned by partnerships of which a trust of which Mr. Zell is the trustee and beneficiary is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of the shares of Common Stock held by these partnerships.

(7) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 20, 1996 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.


                                                              AMOUNT AND
                                                              NATURE OF               PERCENT
   TITLE                      NAME AND ADDRESS OF             BENEFICIAL               OF
  OF CLASS                     BENEFICIAL OWNER               OWNERSHIP               CLASS
- ------------        ---------------------------------------  ------------             -----
  Common            Riverside Partners                       8,759,434(1)              22.9(5)
                    SZRL Investments                         2,599,374(1)
                    Equity Holdings                            200,000(1)
                    Robert H. and
                    Ann Lurie Trust                            124,832(1)
                    Sheli Z. Rosenberg                          75,286(1)
                    Samuel Zell                                221,334(1)
                    Two North Riverside Plaza
                    Suite 600
                    Chicago, Illinois 60606
  Common            TIG Partners, L.P.                       5,554,000(2)             10.6%
                    200 West Madison Street
                    Suite 3800
                    Chicago, Illinois 60606
  Common            AIM Management Group Inc.                4,237,200(3)              8.1%
                    11 Greenway Plaza
                    Houston, Texas 77046
  Common            Dietche & Field Advisers, Inc.           7,640,000(4)             14.6%
                    437 Madison Avenue
                    New York, New York 10022


- ---------------

(1) Riverside Partners, SZRL Investments and Equity Holdings are partnerships, the general partners or managing general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Mrs. Lurie is the beneficiary and Mmes. Lurie and Rosenberg are the co-trustees of the Robert H. and Ann Lurie Trust. As a result, Mr. Zell and Mmes. Lurie and Rosenberg may be deemed to be the beneficial owners of the shares of Common Stock held by Riverside Partners, SZRL Investments and Equity Holdings. Mr. Zell and Mmes. Lurie and Rosenberg disclaim beneficial ownership of the stock owned by Riverside Partners, SZRL Investments and Equity Holdings and Mrs. Rosenberg disclaims beneficial ownership of the Common Stock held by the Robert H. and Ann Lurie Trust. The amounts shown include 111,334 shares obtainable within 60 days of the date of this table by the exercise of options. Substantially all of the shares owned by Riverside Partners, SZRL Investments and Equity Holdings are pledged to various financial institutions as collateral for loans to these entities. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.


(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.


(3) According to a Schedule 13G dated February 12, 1996, AIM Management Group Inc. and its subsidiaries AIM Advisors, Inc. and AIM Capital Management, Inc. have only shared voting and investment power for these shares.



(4) According to a Schedule 13G, dated January 12, 1996, Dietche & Field Advisors, Inc. has only sole voting power for these shares.



(5) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     Mr. Pigott, a director, was retained by a subsidiary of the Company as a consultant for the period 1994-96 for $100,000 a year.

     Mr. Knox, Senior Vice President, General Counsel and Secretary of the Company, is a partner in the law firm of Mayer, Brown & Platt. The Company has retained and intends to continue to retain Mayer, Brown & Platt to perform certain legal services for the Company. Amounts paid in 1995 for these services were $300,000.

     In March 1995, in a transaction in which the Company was represented by its Chief Executive Officer, the Company purchased Railcar Services Corporation, the assets of which included a 1% interest in Railcar Trust No. 1992-1 and approximately $2.1 million in cash equivalents, for a total purchase price of $4,000,000, including $600,000 paid to Mr. Knox, and $800,000 paid to other executive officers of the Company for their interests in the purchased company.

     In 1992, the Company loaned $98,000 to Mr. Grubbs, President and Chief Executive Officer of Anixter Inc. This loan is interest free and is payable on demand. As of December 31, 1995, the balance due on the loan was $60,000.

                                   PROPOSAL 1
                             APPROVAL OF 1996 STOCK
                                 INCENTIVE PLAN

     The Board of Directors has adopted the 1996 Stock Incentive Plan (the "Incentive Plan") subject to the approval of the stockholders at this meeting.

     The purpose of the Incentive Plan is to facilitate the retention and motivation of key employees, consultants and, if included, directors and to align more closely their interests with those of the Company and its stockholders. The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate which is comprised of directors who are both "disinterested" as provided by the regulations of the Securities and Exchange Commission and "outside" as provided by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Committee"). Any key employee or active consultant of the Company and its subsidiaries and its parent is eligible to receive a grant under the Incentive Plan. Non-employee directors of the Company will also be eligible to receive grants under the Incentive Plan if and when such eligibility will not make them ineligible to serve on the Committee. The determination of the persons within these categories, which encompass all officers, including those named in the Summary Compensation Table, to receive grants and the terms and the form and level of grants will be made by the Committee. There are currently 170 participants in previous stock incentive plans of the Company who will be eligible to receive grants under the Incentive Plan. Awards under the Incentive Plan may be in the form of incentive stock options, non-qualified stock options, stock grants, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. The exercise price of any option or stock appreciation right can not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant. In previous grants, the exercise price of stock options has been fair market value at the time of the grant and it is anticipated that this will continue to be the case in the absence of special circumstances.

     A total of 2,500,000 shares of the Company's Common Stock ("Shares") may be issued pursuant to the Incentive Plan. This number will be adjusted for stock splits, spinoffs and similar events. The Shares may be newly issued Shares or Shares acquired by the Company. No person may be granted in any period of two consecutive calendar years, awards under the Incentive Plan covering more than 500,000 Shares.

     The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Incentive Plan or the terms of any grant except that, without the approval of stockholders, no such revision or amendment may change the number of Shares covered by or specified in the Incentive Plan, expand those eligible for grants under the Incentive Plan or change the qualification for membership on the Committee.

     Generally, under present federal tax laws, a grant of a stock option under the Incentive Plan should create no tax consequences for a participant. Generally, the Company will be entitled to tax deductions at the time and to the extent that participants recognize ordinary income. (In some cases, the Company might not be entitled to this deduction to the extent the amount of such income, together with other compensation received by that person from the Company, exceeds $1 million in any one year.) Upon exercise of an option which is not an incentive stock option (as "ISO") within the meaning of Section 422 of the Code, a participant will be taxed on the excess of the fair market value of the Shares on the date of exercise over the exercise price. A participant will generally have no taxable income upon exercising an ISO. If the participant does not dispose of Shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise, any gain or loss realized on their subsequent disposition will be capital gain or loss and the Company will not be entitled to a tax deduction. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price and the Company will be entitled to a tax deduction. Any remaining gain is taxed as long or short term capital gain.


     The stock grants for 1996, exhausting the Shares in existing plans and including, subject to its approval by the stockholders, 195,000 Shares under the Incentive Plans, are the following:



                                                                         NUMBER OF SHARES
                                   OPTIONEE                             COVERED BY OPTIONS
        --------------------------------------------------------------  ------------------
        Rod Dammeyer..................................................         75,000
        Robert W. Grubbs..............................................         90,000
        James E. Knox.................................................         45,000
        Dennis J. Letham..............................................         65,000
        Samuel Zell...................................................         75,000
        All executive officers, including above named persons.........        373,500
        All directors who are not executive officers..................        100,000
        All employees, other than those who are executive officers....        961,000


     The options granted directors are described above under "Compensation of Directors." The other options have an exercise price of $19.625 per Share, the market value on the date of the grants, vest annually in fourths beginning on the first anniversary of the grant and expire in 10 years or sooner in certain circumstances. The terms of future grants under the Incentive Plan will be determined by the Committee.


     The last reported sales price of the Common Stock on March 20, 1996 was $18.875 per Share.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young as independent auditors of the Company for 1996. Ernst & Young (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 3, 1996 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 1, 1996

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          JAMES E. KNOX, Secretary

                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                          ANIXTER INTERNATIONAL INC.

        The undersigned hereby appoints Rod F. Dammeyer, Dennis J. Letham and James E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 10:00 A.M., Central time, May 9, 1996, in the Conference Center, One North Franklin Street, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR APPROVAL OF THE 1996 STOCK INCENTIVE PLAN.

           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.

- ------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                               Please mark  [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example

                                                     FOR        WITHHOLD
                                                  ALL NOMINEES  AUTHORITY                               FOR    AGAINST  ABSTAIN

1.  Election of the following nominees as directors:  [ ]         [ ]       2.  Proposal 1-             [ ]     [ ]      [ ]
    Lord James Blyth, Bernard F. Brennan,                                       Approval of 1996 Stock
    Rod F. Dammeyer, Robert E. Fowler, Jr.,                                     Incentive Plan
    Robert W. Grubbs Jr, F. Phillip Handy,
    Melvyn N. Klein, John R. Petty, Sheli Z. Rosenberg,                     3.  In their discretion, such other matters as properly
    Stuart M. Sloan, James C. Theobold and                                      may come before the meeting or at any adjourn-
    Samuel Zell.                                                                ment(s) thereof.

Withhold for the following only:                                                          PLEASE CHECK BOX IF YOU           [ ]
(Instruction: Write the name of the nominee(s) from                                   INTEND TO BE PRESENT AT MEETING
whom you are withholding your vote in this space).
                                                                                          COMMENT/ADDRESS CHANGE            [ ]
                                                                                      Please mark this box if you have
                                                                                      written comments/address change
                                                                                           on the reverse side.

- --------------------------------------------------
                                                                           Dated:                                        , 1996
                                                                                  ---------------------------------------

                                                                            ---------------------------------------------------
                                                                                      (Signature of Stockholder)


                                                                            ---------------------------------------------------
                                                                                      (Signature if held jointly)

                                                                            IMPORTANT:  Please date this proxy and sign exactly
                                                                            as your name appears hereon.  If stock is held jointly,
                                                                            both holders should sign.  Executors, administrators,
                                                                            trustees, guardians and others signing in a
                                                                            representative capacity should give full title.  PLEASE
                                                                            MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                           ANIXTER INTERNATIONAL INC.
                           1996 STOCK INCENTIVE PLAN



         1. Purpose and Effective Date. Anixter International Inc. (the "Company") has established this 1996 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and, if included, non-employee directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be February 8, 1996 subject to approval of the Company's shareholders at the 1996 Annual Meeting.

         2. Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"), provided that the Committee administering the Plan shall be comprised of directors who are both "disinterested" as provided by the regulations of the Securities and Exchange Commission and "outside" as provided by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may delegate all or any portion of its powers and responsibilities under the Plan to one or more officers or directors of the Company to the extent that such powers and responsibilities relate to participation in the Plan by persons who are not subject to section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

         3. Shares Subject to Plan. A total of 2,500,000 shares of Common Stock of the Company ("Shares"), par value $1 per share, may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company for the cost of the employee's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the purchase price for shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spinoff, payment of stock dividends on the Shares or any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company.

         4. Eligibility. All key employees and active consultants of the Company and its subsidiaries and its parents are eligible to be selected to receive a grant under the Plan by the Committee. Non-employee directors of the Company will also be eligible to receive grants under the Plan, if and when such eligibility will not make them ineligible to serve on the Committee. The Committee may condition eligibility under the Plan or participation under the Plan and any grant or exercise of an incentive award under the Plan to such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 500,000 Shares.

         5. Incentive Awards. The Committee may grant incentive awards to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

         (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

         (b)  Any grant under the Plan to any person who is subject to section 16(a) of the Exchange Act shall not be transferable other than by will or the laws of descent and distribution and during such person's lifetime shall be exercisable only by him or by his guardian or legal representative, except if, when and to the extent the discretion of the Committee to provide for transferability does not affect the "exempt" status under section 16 of grants made pursuant to the Plan.

         (c) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be


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
              reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

         6. Administration of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, expand those eligible for grants under the Plan or change the qualification for membership on the Committee.





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